                                                                     EXHIBIT 4.5

                                  FORM OF NOTE

         [The following legend (the "Private Placement Legend") to be included on all Notes (other than Exchange Notes) until such time as such legend has been removed in accordance with the provisions of the Indenture--] THIS NOTE (AS DEFINED IN THE INDENTURE REFERRED TO BELOW) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (AS DEFINED IN THE INDENTURE REFERRED TO BELOW) OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY (AS DEFINED BELOW) OR ONE OF ITS SUBSIDIARIES,
(B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER INSTITUTIONAL ACCREDITED INVESTORS OVER WHICH IT EXERCISES SOLE INVESTMENT DISCRETION AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE (AS DEFINED BELOW) A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT THE TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, PROVIDED THAT SUCH INSTITUTIONAL ACCREDITED INVESTOR AND EACH SUCH INVESTOR ACCOUNT PURCHASES AT LEAST $250,000 AGGREGATE PRINCIPAL AMOUNT OF THESE NOTES, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF THAT TRANSFER) OR (F) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, PROVIDED THAT THE FOREGOING AGREEMENT OF THE HOLDER IS SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE PROPERTY OF THE HOLDER OR ANY INVESTOR ACCOUNTS FOR WHICH THE HOLDER IS ACTING SHALL AT ALL TIMES BE AND REMAIN WITHIN ITS OR THEIR CONTROL; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS NOTE TO THE TRUSTEE.

         [The following legend (the "Private Placement Legend") to be included on all Notes (other than Exchange Notes) until such time as such legend has been removed in accordance with the provisions of the Indenture--] IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IF THE

PROPOSED TRANSFER IS BEING MADE OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING LEGENDS WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

         [The following legend (the "Private Placement Legend") to be included on all Notes (other than Exchange Notes) until such time as such legend has been removed in accordance with the provisions of the Indenture--] AS USED IN THE LEGENDS SET FORTH ABOVE, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         [Include the following legend (the "DTC Legend") only in Global Notes--] THIS NOTE (AS DEFINED IN THE INDENTURE REFERRED TO BELOW) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

         [Include the following legend (the "DTC Legend") only in Global Notes registered in the name of The Depository Trust Company--] UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.:   [-]

CUSIP No.:  [____________] [144A]                       Principal Amount:  $[-]
            [____________] [A/I]           [FOR INCLUSION IN GLOBAL SECURITIES--
            [____________] [EXCHANGE NOTES](or such other principal amount as is
            [____________] [REG.S]              set forth on Schedule A hereto)]

ISIN No.:   [____________] [144A]
            [____________] [A/I]
            [____________] [EXCHANGE NOTES]
            [____________] [REG.S]

                        PACKAGING CORPORATION OF AMERICA

                [4 3/8%] [5 3/4%] SENIOR NOTES DUE [2008] [2013]

         Packaging Corporation of America, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company," which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [-] DOLLARS ($[-]) (or such other principal amount as is set forth on Schedule A hereto) on August 1, [2008] [2013], and to pay interest thereon from and including July 21, 2003, or from and including the most recent date to which interest has been paid or duly provided for, to, but not including, the applicable Interest Payment Date (as defined below) or Maturity, as the case may be. The Company will pay interest semiannually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing February 1, 2004, and at Maturity, at the rate of [4 3/8%] [5 3/4%] per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Person who was the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of and premium, if any, and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.

         This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of July 21, 2003 (the "Original Indenture"), as amended and supplemented by the First Supplemental Indenture dated as of July 21, 2003 (the "First Supplemental Indenture" and the Original Indenture, as amended and supplemented by the First Supplemental Indenture and any other indentures supplemental thereto, the "Indenture"), each between the Company and U.S. Bank National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) in aggregate principal amount to [$150,000,000] [$400,000,000], subject to the right of the Company, without the consent of the Holders of the Notes, to "reopen" such series and to issue additional Notes of such series on the terms and subject to the conditions provided in or pursuant to the Indenture.

         The Notes may be redeemed by the Company, in whole or from time to time in part, at the option of the Company on any date at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and
(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [25] [30] basis points, plus, in the case of both clause (i) and clause (ii) above, accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but not including, such Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Notes (or one or more Predecessor Notes) registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture. Any such redemption shall be effected in accordance with the terms and conditions set forth in the Indenture.

         As used in this Note, the following terms have the meaning set forth below:

         "Treasury Rate" means, with respect to any Redemption Date for the Notes, (i) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotations" below, the term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

         "Comparable Treasury Issue" means, with respect to any Redemption Date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means, with respect to any Redemption Date for the Notes, (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if the Trustee obtains fewer than five but more than one such Reference Treasury Dealer Quotations for such Redemption Date, the average of all such quotations or (iii) if the Trustee obtains only one such Reference Treasury Dealer Quotation for such Redemption Date, that Reference Treasury Dealer Quotation.

         "Final Maturity Date" means August 1, [2008] [2013].

         "Independent Investment Banker" means, with respect to any Redemption Date for the Notes, Morgan Stanley & Co. Incorporated and its successors or Citigroup Global Markets Inc. and its successors, whichever is selected by the Trustee after consultation with the Company, or, if both such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States of America appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealers" means, with respect to any Redemption Date for the Notes, Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. and their respective successors (provided, however, that if either such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Trustee, after consultation with the Company, shall substitute therefor another Primary Treasury Dealer) and three other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the applicable Redemption Date to each Holder of the Notes to be redeemed at such Holder's registered address.

         Unless the Company defaults in payment of the Redemption Price, on and after the applicable Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption on such Redemption Date.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued and unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         In addition to rights provided to the Holders of the Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of July 21, 2003, between the Company and Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of certain initial purchasers (as the same may be amended or supplemented from time to time in accordance with its terms, the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Holders of the Notes will, subject to certain exceptions and on the terms and subject to the conditions specified in the Registration Rights Agreement, have the right to exchange their Notes for a like principal amount of Exchange Notes of the same series issued under the Indenture and evidencing the same continuing indebtedness of the Company as the Notes, which Exchange Notes will have been registered under the Securities Act. The Holders of the Notes shall be entitled to receive Additional Interest (as defined in the Registration Rights Agreement) on the Notes in the event such Exchange Offer is not consummated or upon certain other conditions, all on the terms and subject to the conditions set forth in the Registration Rights Agreement.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Company and the Trustee, without notice to or consent of the Holders of the Notes, to enter into one or more indentures supplemental thereto for the purposes specified in the Indenture.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the Office or Agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture. In addition, the Indenture shall cease to be of further effect (subject to certain exceptions) with respect to the Notes when (1) either (A) all Notes previously authenticated and delivered have been delivered (subject to certain exceptions) to the Trustee for cancellation, or (B) all Notes (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year and, in the case of (i), (ii) or (iii) of this sentence, the Company has irrevocably deposited with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on all such Notes not theretofore delivered to the Trustee for cancellation, and (2) the Company satisfies certain other conditions, all as more fully provided in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                                Packaging Corporation of America


                                                By:
                                                     ---------------------------


Dated:

 TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION
 This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

 U.S. Bank National Association,
 as Trustee


 By:
      -------------------------------
            Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common                 UNIF GIFT MIN ACT--                Custodian
TEN ENT--as tenants by the entireties                                 -----------------------------
JT TEN--as joint tenants with right of                                  (Cust)              (Minor)
survivorship and not as tenants in common                             Under Uniform Gifts to Minors
                                                                      Act
                                                                        ------------------------
                                                                                 (State)

     Additional abbreviations may also be used though not in the above list.

                                   ----------

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE



________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

________________________________________________________________________________
the within security and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________ Attorney
to transfer said security on the books of the Company with full power of substitution in the premises.


Dated:                                   Signed:
      ------------------------------            --------------------------------


                  Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.

                              TRANSFER CERTIFICATE

         Capitalized terms used but not defined in this Certificate shall have the meanings given to such terms in the Indenture referred to above.

         The undersigned (the "Transferor") has requested a transfer of this [4 3/8%] [5 3/4%] Senior Note due [2008] [2013] (the "Notes") or a portion hereof (the "Specified Notes").

         In connection with such request, the Transferor does hereby certify that such transfer is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (as indicated by the applicable box checked below), or the transfer does not require registration under the Securities Act because (as indicated by the applicable box checked below):

         / /      (a)      The  Specified  Notes  are  being  transferred
                           pursuant to an effective registration statement under the Securities Act.

         / /      (b)      The  Specified  Notes are being  acquired  for the
                           Transferor's  own  account,  without transfer.

         / /      (c)      The  Specified  Notes  are being  transferred  to the
                           Company  or a  subsidiary  of the Company.

         / /      (d)      The Specified Notes are being transferred in
                           compliance with Rule 144A ("Rule 144A") under the Securities Act to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A) that is purchasing the Specified Notes for its own account or for the account of another "qualified institutional buyer," in each case to whom notice has been given that the transfer is being made in reliance on Rule 144A.

         / /      (e)      The Specified Notes are being transferred to an
                           institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
                           Act) (an "Institutional Accredited Investor") purchasing for its own account or for the account of one or more other Institutional Accredited Investors over which it exercises sole investment discretion, in each case in a minimum principal amount of U.S.$250,000, and that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Specified Notes
                           (the form of which letter can be obtained from the Trustee) and, if the Company requests, an opinion of counsel reasonably acceptable to the Company to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         / /      (f)      The Specified Notes are being transferred
                           pursuant to and in compliance with an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act (if available).

         / /      (g)      The Specified Notes are being transferred outside
                           the "United States" (as defined in Regulation S
                           ("Regulation S") under the Securities Act) in an "offshore transaction" (as defined in Regulation S) in compliance with Rule 904 under the Securities Act.

This Certificate and the statements contained herein are made for the benefit of the Trustee and the Company.

Dated:
        ----------------------------       -------------------------------------
                                           (Insert Name of Transferor)


                                           By:
                                               ---------------------------------
                                           Notice: The signature to this
                                           Certificate must correspond with the
                                           name as it appears upon the face of
                                           the within security in every
                                           particular, without alteration or
                                           enlargement or any change whatever

To be completed by transferee
if (d) above is checked:

         The undersigned transferee represents and warrants that (i) it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 (the "Securities Act") and is aware that the Specified Notes (as defined above) are being transferred in reliance on 144A under the Securities Act, (ii) the undersigned is acquiring the Specified Notes for its own account or for the account of one or more other "qualified institutional buyers" over which it exercises sole investment discretion (in which latter case the undersigned has given notice to each such account that the Specified Notes are being transferred in reliance on Rule 144A) and (iii) this instrument has been executed on behalf of the undersigned by one of its executive officers. The undersigned transferee acknowledges and agrees that the Specified Notes have not been registered under the Securities Act and may not be transferred except in accordance with the resale and other transfer restrictions set forth on the face thereof.

Dated:
        ----------------------------       -----------------------------------
                                           (Insert Name of Transferee)


                                           By:
                                               -------------------------------
                                                       Executive Officer

                                   SCHEDULE A

         The initial principal amount of this Global Note is [-] DOLLARS ($[-]). The following increases or decreases in the principal amount of this Global Note have been made:

                                                             Principal amount of
                 Amount of increase    Amount of decrease    this Global Note       Signature of
                 in principal amount   in principal amount   following such         authorized signatory
Date made        of this Global Note   of this Global Note   decrease or increase   of Trustee
--------------   -------------------   -------------------   --------------------   ---------------------


